UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 8, 2021, Cronos Group Inc. (the “Company”), on the recommendation of the Audit Committee of the Company’s Board of Directors, and after consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that it will be required to restate its previously issued unaudited interim financial statements for the three and six months ended June 30, 2021 previously filed on Form 10-Q on August 6, 2021. The Company’s financial statements for this period should therefore no longer be relied upon.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, goodwill and indefinite life intangible assets are reviewed for impairment annually or more frequently when events or changes in circumstances indicate that the fair value of the reporting unit has been reduced to less than its carrying amount. In connection with the Company’s preparation of interim financial statements for inclusion in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2021, the Company performed an interim impairment test on its U.S. reporting unit, as well as the indefinite-lived intangible asset (Lord Jones™ brand), to determine whether the carrying amount of the reporting unit and intangible asset exceeded their respective fair values. The Company reassessed the existence of triggering events as of June 30, 2021 and determined that events or changes in circumstances indicated that the fair value of its U.S. reporting unit had been reduced to less than its carrying value and the Lord Jones™ brand was impaired. The Company reassessed its forecasts and assumptions to determine the fair values of the reporting unit and intangible asset. The fair values were determined using a discounted cash flow method on the reporting unit and the relief-from-royalty method on the Lord Jones™ brand. As a result of these analyses, the Company concluded that it should have recorded an impairment charge of not less than $220 million on goodwill and indefinite-lived intangible assets in its U.S. reporting unit for the three and six months ended June 30, 2021. The Company will restate its unaudited interim financial statements for the three and six months ended June 30, 2021, accordingly. Other than the changes necessitated by the expected impairment charge, no other changes are anticipated to be made with respect to the financial statements for the three and six months ended June 30, 2021.

The Company is also evaluating whether to record an additional impairment in the three and nine months ended September 30, 2021.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: November 9, 2021	By:	/s/ Kurt Schmidt
Name: Kurt Schmidt
Title: President & Chief Executive Officer